Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is entered into as of this ___ day of August, 2010, among _______ (“Investor”), ReXit Inc. (“Company”) and David Lubin & Associates, PLLC (the “Escrow Agent”).

R E C I T A L S

WHEREAS, Investor desires to purchase shares of common stock and Series A preferred shares being offered by the Company in accordance with the terms and conditions in the public offering (the “Offering”) pursuant to the prospectus which has been declared effective by the Securities and Exchange Commission on _____, 2010 (file no. ____) and

WHEREAS, Investor wants the right to receive back its investment in the Company if the Company does not receive subscriptions for at least $20,000.

WHEREAS, Investor and Company desire to appoint the Escrow Agent to hold and dispose of the Investor’s subscription for the shares in accordance with the terms of this Agreement, and the Escrow Agent is willing to act as an escrow agent upon the terms and conditions hereof.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties agree as follows:

1.           Appointment of Escrow Agent; Investment.   The Escrow Agent is hereby appointed by the parties hereto to act as the Escrow Agent, and agrees to receive, hold, administer and deliver the Investor’s purchase price (the “Investment”) for the common stock and Series A preferred shares (collectively, the “Shares”) in accordance with the terms of this Agreement.

Simultaneous with the execution and delivery of this Agreement, the Investor is sending the Escrow Agent the Investment, either in accordance with the wire instructions attached hereto or by check, made payable to David Lubin & Associates, as escrow agent for ReXit Inc., mailed or sent by courier to David Lubin & Associates, 5 North Village Avenue, Rockville Centre, NY 11570.

2.           Establishment of Escrow and Release Thereof.  The Escrow Agent shall hold the Investment in escrow. Upon receipt by the Escrow Agent of written notification from the Company stating that the Company has received subscriptions totaling no less than $20,000 for the purchase of shares (the “Minimum Investment”), the Escrow Agent shall release the Investment to the Company. If the Escrow Agent receives written notification from (i) the Company that it will not be receiving the Minimum Investment or (ii) the Investor that it desires the return of the Investment, the Escrow Agent will return the Investment to the Investor.

3.           Declaration of Escrow.  The Escrow Agent hereby declares and agrees that it will hold and deliver the Investment in accordance with and subject to the provisions of this Agreement. There shall be no interest accrued or payable on the Investment.

4.           Escrow Period.  The term of this Agreement (the “Term”) shall commence upon the execution and delivery of this Agreement by the parties hereto and shall expire when the Escrow Agent releases the Investment as provided for herein.

5.           Provisions Concerning the Escrow Agent.

(a)           Amendments and Modifications. The Escrow Agent shall not, in any way, be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

(b)           Duties of Escrow Agent.  This Agreement sets forth the entire duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. The Escrow Agent shall be entitled to rely upon any instructions or directions to it by phone, email or in writing signed or presented by any of the other parties and shall be entitled to treat as genuine any instructions or document delivered to the Escrow Agent hereunder and reasonably believed to be genuine and to have been presented by the proper party or parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same to do so.

(c)   Liabilities of Escrow Agent.  Neither the Escrow Agent nor any of the partners, associates, employees, representatives or agents of the Escrow Agent shall be liable to any of the parties hereto or any of their affiliates, including without limitation, their officers, directors, stockholders, employees, agents and successors and assigns or to any other person or entity, for or in respect of any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees and expenses) resulting from or arising out of any act or failure to act by the Escrow Agent in connection with this Agreement. More specifically, the Escrow Agent (i) shall not be liable for any error of judgment made by it in good faith; and (ii) may consult with counsel of its own choice whenever the Escrow Agent shall deem it convenient or appropriate, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith.

(d)           Discharge of Escrow Agent.  Notwithstanding anything in this Agreement to the contrary, upon the distribution of the Investment in accordance with the terms and conditions of this Agreement, the Escrow Agent shall be released, relieved and discharged from all duties and obligations hereunder.

(e)           Indemnity.  Each of the Investor and Company shall jointly and severally indemnify and hold the Escrow Agent and any of the partners, associates, employees, representatives or agents of the Escrow Agent, harmless from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees and disbursements) arising out of or in connection with any act or failure to act (other than by reason of any bad faith or willful misconduct) on the part of the Escrow Agent in connection with any of the duties required or permitted to be performed by the Escrow Agent hereunder.

(f)   Resignation of Escrow Agent.  At any time that the Escrow Agent so chooses, the Escrow Agent may resign from his duties hereunder by giving not less than two (2) days written notice to all the parties hereto. Prior to the expiration of such five day period, the parties shall mutually designate a successor escrow agent; provided, that, notwithstanding any resignation date set forth in the Escrow Agent’s notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by all the parties hereto and the successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such five day period, the Escrow Agent may deposit the Escrow Deposit with a court of competent jurisdiction as provided in Section (g) below and thereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

(g)   Deposit of Escrow Deposit With Court.  Notwithstanding anything herein to the contrary, in any one of the following events: (i) any disagreement between the parties to this Agreement resulting in adverse claims or demands being made against the Escrow Deposit; (ii) the Escrow Agent in good faith is in doubt as to what action it should take hereunder; or (iii) the Escrow Agent wishes to resign and no successor escrow agent is appointed, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after a written notice is given to all the parties hereto, of the Escrow Deposit with a court of competent jurisdiction. The parties hereto agree to submit to the personal jurisdiction of any such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 6(b) hereof.

(h)   Legal Representation.  Investor acknowledges that the Escrow Agent has and will continue to act as legal counsel to Company both in connection with this Agreement and the transactions contemplated thereby and other corporate matters.

6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement embodies the entire agreement and understandings between the parties hereto relating to the subject matter hereof and may only be changed by a writing signed by all parties hereto.

(b)           Notices.   All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered: (i) if delivered in person; or (ii) five (5) business days following the mailing thereof, if mailed within the US and mailed by certified or registered mail, return receipt requested; (iii) the third business day following the delivery thereof, if delivered through an internationally recognized overnight carrier; or (iv) by facsimile, addressed to each party hereto as follows:

If to the Company, at:

REXIT Inc.
1550 54th Street
Brooklyn, New York 11219
Telephone: (718) 782-9200

If to the Investor, at:

_____________
_____________
_____________
Telephone: ___________
Fax: ____________

If to the Escrow Agent:

David Lubin, Esq.
David Lubin & Associates, PLLC
5 North Village Avenue
Rockville Centre, NY 11570
Phone:   (516) 887-8200
Fax:       (516) 887-8250

or at such other address as any party may designate by means of notice given in accordance with this Paragraph 6(b).

(c)	Headings.	The headings of the paragraphs of this Agreement have been inserted for convenience only, and shall not modify, define, limit or expend the express provisions of this Agreement.

(d)	Governing Law.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

(e)	Arbitration.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. The parties hereby irrevocably consent to the in personam jurisdiction and venue of in a Rabbinical Court in New York under the principal of ZABLU (whereby each party picks one arbitrator and the two selected arbitrators pick a third arbitrator). If there is any litigation regarding the arbitration or otherwise relating to this section, the parties hereto irrevocably consent to arbitration in New York governed by the American Arbitration Association.

(f)	Binding Agreement.
This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that no party other than the Escrow Agent may assign their obligations hereunder without the prior written consent of the Escrow Agent.

(g)	Counterparts.	This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written.

INVESTOR:

___________________________________

COMPANY:

REXIT Inc.

By: /s/ Shmuel Eisenberger
Name: Shmuel Eisenberger
Title: President

ESCROW AGENT

David Lubin & Associates, PLLC

/s/ David Lubin
David Lubin, Escrow Agent

Wire Transfer Instructions